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                                                                   EXHIBIT 4.5.1

     WAIVER AND CONSENT, dated as of March ______, 2000 (this "WAIVER"), by THE CHASE MANHATTAN BANK, in its capacity as Collateral Agent under the Collateral Agency Agreement referred to below (together with its successors and assigns, the "COLLATERAL AGENT").

     Reference is made to: (i) that certain Equity Contribution Agreement, dated as of November 1, 1999, made by and among Tenaska Georgia Partners, L.P. (the "PARTNERSHIP"), Tenaska Georgia, Inc. ("TGI"), Tenaska Georgia Partners I, L.P. ("TGILP"), each other partner of the Partnership listed as a Contributing Partner in Schedule 1 to the Equity Contribution Agreement, as such schedule may be amended from time to time pursuant to the terms thereof (TGI, TGILP and each such other partner of the Partnership, being referred to herein individually as a "CONTRIBUTING PARTNER" and collectively as the "CONTRIBUTING PARTNERS") and the Collateral Agent (the "EQUITY CONTRIBUTION AGREEMENT") (each of the Partnership, each of the Contributing Partners and the Collateral Agent, a "PARTY" and collectively, the "PARTIES"), (ii) that certain General Partner Pledge and Security Agreement, dated as of November 1, 1999, by TGI to Collateral Agent (the "GENERAL PARTNER PLEDGE AGREEMENT"), (iii) that certain Limited Partner Pledge and Security Agreement, dated as of November 1, 1999, by TGILP to Collateral Agent (the "LIMITED PARTNER PLEDGE AGREEMENT") and (iv) that certain Collateral Agency and Intercreditor Agreement, dated as of November 1, 1999, among others, the Partnership and the Collateral Agent (the "COLLATERAL AGENCY AGREEMENT").

1.   DEFINITIONS

     All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Equity Contribution Agreement. The following term shall have the following meaning for the purposes of this Waiver:

     "WAIVER EFFECTIVE DATE" means the date on which all the conditions precedent set forth in Section 5 of this Waiver have been satisfied.

2.   ADDITIONAL GENERAL PARTNERSHIP INTEREST

     In reliance on the executed certificate of the Partnership in the form attached hereto as Exhibit A and the provisions of Section 6.1(c) of the Collateral Agency Agreement, the Collateral Agent hereby waives the restrictions of Section 7(b) of the General Partner Pledge Agreement and Section 7(b) of the Limited Partner Pledge Agreement to the extent that such restrictions may be interpreted to prohibit the issuance of a 0.30% general partnership interest to Diamond Georgia, LLC. ("Diamond Georgia"), and the reduction of the general partnership interest held by TGI from a 1.00% general partner interest to a 0.70% general partner interest.

3.   ISSUANCE OF SUBSTITUTE SPONSOR SUPPORT INSTRUMENT BY MITSUBISHI CORPORATION

     In connection with issuance of the .30% general partnership interest in the Partnership to Diamond Gateway, Mitsubishi Corporation ("MC"), the ultimate parent company of Diamond Gateway, will be issuing a Substitute Support Instrument in the form of a corporate guaranty (the "MC Guaranty") on behalf of TGI. In reliance on the executed certificate of the Partnership in

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the form attached hereto as Exhibit A and the provisions of Section 6.1(c) of the Collateral Agency Agreement, the Collateral Agent hereby waives the requirement under Section 7 of the Equity Contribution Agreement that Mitsubishi Corporation be an "Affiliate" of TGI in order for Mitsubishi Corporation's guaranty to constitute an acceptable Substitute Support Instrument.

4.   WAIVER EFFECTIVE DATE

     The parties intend and agree that the provisions of this Waiver shall have no force or effect until the Waiver Effective Date.

5.   CONDITIONS PRECEDENT

     The waivers hereunder are subject to the fulfillment to the satisfaction of the Collateral Agent of the following conditions precedent:

     5.1 CERTIFICATE. The Collateral Agent shall have received an executed certificate of the Partnership dated the Waiver Effective Date in the form attached hereto as Exhibit A.

     5.2 LEGAL OPINIONS. The Collateral Agent shall have received a signed opinion of counsel addressed to the Collateral Agent, dated the Waiver Effective Date, from Winthrop, Stimson, Putnam & Roberts, special New York counsel to the Partnership, in the form of the Exhibit B hereto.

6.   MISCELLANEOUS

     6.1 GOVERNING LAW. This Waiver shall for all purposes be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations Law).

     6.2 HEADINGS. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Waiver.

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     IN WITNESS WHEREOF, the Collateral Agent has caused this Waiver to be executed by its duly appointed representative as of the date first written above.

                                   THE CHASE MANHATTAN BANK, as Collateral Agent

                                   By: /s/ Annette M. Marsula
                                       ---------------------------
                                   Title: Vice President

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                                                                       EXHIBIT A

                                 CERTIFICATE OF
                             AUTHORIZED OFFICER OF
                         TENASKA GEORGIA PARTNERS, L.P.

     The undersigned, as an Authorized Officer of Tenaska Georgia, Inc., a Delaware corporation and the managing general partner of Tenaska Georgia Partners, L.P., a Delaware limited partnership, DOES HEREBY CERTIFY, on behalf of the Collateral Agent, that:

     1. The Collateral Agent's waiver of the restrictions of Section 7(b) of the General Partner Pledge Agreement and Section 7(b) of the Limited Partner Pledge Agreement to the extent that such restrictions may be interpreted to prohibit the issuance of a 0.30% general partnership interest to Diamond Georgia, LLC and the reduction of the general partnership interest held by Tenaska Georgia, Inc. from a 1.00% general partner interest to a 0.70% general partner interest will not result in a Material Adverse Effect.

     2. The Collateral Agent's waiver of the requirement under Section 7 of the Equity Contribution Agreement that Mitsubishi Corporation be an "Affiliate" of Tenaska Georgia, Inc. in order for Mitsubishi Corporation's guaranty to constitute an acceptable Substitute Support instrument will not result in a Material Adverse Effect.

     Capitalized terms used herein and not otherwise defined herein are used herein with the meanings ascribed thereto in the Equity Contribution Agreement, dated as of November 1, 1999 (as amended, restated, supplemented or otherwise modified from time to time), among Tenaska Georgia Partners, L.P., Tenaska Georgia, Inc., Tenaska Georgia Partners I, L.P. and The Chase Manhattan Bank, in its capacity as collateral agent.

     In WITNESS WHEREOF, the undersigned has signed this certificate this 19(th) day of March, 2000.

                              TENASKA GEORGIA PARTNERS, L.P. a Delaware limited partnership

                              By: Tenaska Georgia, Inc. a Delaware corporation,
                                  Managing general partner

                              By:  /s/ Ronald N. Quinn
                                  --------------------------------------
                                   Title:  Vice President

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                                                                       EXHIBIT B

                             [Letterhead of WSP&R]

                                                  ________________________, 2000

To the Collateral Agent

Ladies and Gentlemen:

     We have acted as special New York (the "STATE") counsel to Tenaska Georgia Partners, L.P. (the "PARTNERSHIP") in connection with the execution and delivery of the Waiver and Consent, dated as of March, 2000, by the Chase Manhattan Bank, as collateral agent (the "WAIVER").

     This opinion is delivered to you pursuant to Section 5 of the Waiver at the request of the Partnership. Capitalized terms used herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Waiver.

     On the basis of the assumptions and subject to the qualifications and limitations set forth below, we are of the opinion that the Waiver was granted in accordance with the provisions of Section 6.1(c) of the Collateral Agency Agreement.

     Our opinion is subject to the following qualifications and limitations:

     (a) Our opinion is limited to the law of the State and the federal law ("federal law") of the United States of America, in each case as in effect on the date hereof.

     (b) Our opinion is intended for the sole benefit of the Collateral Agent, and no other Person is entitled to rely on it for any purpose without our prior written consent.

     In rendering our opinion:

     (i) We have, without independent verification, relied, with respect to factual matters, statements and conclusions, on certificates and statements of government officials and officials of the Partnership and on the representations made by the Partnership.

     (ii) We have examined originals, or copies of originals certified, conformed or otherwise identified to our satisfaction, of such agreements, documents and records as we have considered relevant and necessary as a basis for this opinion.

     (iii) We have assumed the accuracy and completeness of all, and the authenticity of all original, certificates, agreements, documents, records and other materials submitted to us, the conformity with the originals of any copies submitted to us, the genuineness of all signatures and the legal capacity of all natural persons.

                                Very truly yours,